Exhibit 10.27

AMENDMENT 2
to the
CoreLogic, Inc. Deferred Compensation Plan

Effective January 1, 2011, the CoreLogic, Inc. Deferred Compensation Plan (the “Plan”) is hereby amended pursuant to Plan section 9.1 as follows:

1.	The following new definition is added to Plan section 1.2:

“‘Vesting Change of Control’ means the occurrence of any of the following:

(1)
The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if 50% or more of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation, or other reorganization is owned by persons who were not shareholders of the Company immediately prior to such merger, consolidation, or other reorganization.

(2)	The sale, transfer, or other disposition of all or substantially all of the Company’s assets or the complete liquidation or dissolution of the Company.

(3)
A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors.  ‘Incumbent Directors’ shall mean directors who are directors of the Company immediately following the consummation of the transactions contemplated by the Separation and Distribution Agreement by and between the Company and the First American Financial Corporation dated June 1, 2010 (‘Separation Agreement’).  ‘Incumbent Directors’ shall also include directors who are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination, but shall not include an individual not otherwise an Incumbent Director whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company.

(4)
Any transaction as a result of which any person or group is or becomes the ‘beneficial owner’ (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (‘Exchange Act’)), directly or indirectly, of securities of the Company representing at least 30% of the total voting power of the Company’s then outstanding voting securities.  For purposes of this paragraph, the term ‘person’ shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act, but shall exclude: (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a subsidiary of the Company; (ii) so long as a person does not thereafter increase such person’s beneficial ownership of the total voting power represented by the Company’s then outstanding voting securities, a person whose beneficial ownership of the total voting power represented by the Company’s then outstanding voting securities increases to 30% or more as a result of the acquisition of voting securities of the Company by the Company which reduces the number of such voting securities then outstanding; or (iii) so long as a person does not thereafter increase such person’s beneficial ownership of the total voting power represented by the Company’s then outstanding voting securities, a person that acquires directly from the Company securities of the Company representing at least 30% of the total voting power represented by the Company’s then outstanding voting securities.

A transaction shall not constitute a Vesting Change of Control if its sole purposes is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

2.	Plan section 3.5(b), “Company Contributions,” is amended to read in its entirety as follows:

“(b)
The Company may make additional contributions to the Company Contribution Accounts of Participants in this Plan in its sole discretion.  Notwithstanding anything in Article 5 to the contrary, the Company may impose vesting or other conditions with respect to any Company Contributions made pursuant to this Section 3.5(b).  If a Company Contribution made pursuant to this section 3.2(b) is subject to a vesting requirement of at least 12 months, then, within 30 days after a Participant obtains a legally-binding right to such contributions, he shall elect a form of distribution from among the options available under Plan section 3.2(a) other than a Scheduled Withdrawal; provided that the election is made at least 12 months in advance of the earliest date the contribution could vest.  Otherwise, the contribution (and earnings attributable thereto, if any) will be distributed in a lump sum on the Participant’s Payment Date.

Notwithstanding the foregoing, upon a Vesting Change of Control, the Company Contribution Accounts of Participants shall become 100% vested.”

[SIGNATURE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, CoreLogic, Inc. has duly executed this Amendment 2 this 27th day of January, 2011.

CoreLogic, Inc.

By:	/s/ Maria Nalywayko